Exhibit 10.8

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED  FROM THIS EXHIBIT BECAUSE THE EXCLUDED  INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Translation for information purposes only

CO-OWNERSHIP AGREEMENT
L08142

BETWEEN THE UNDERSIGNED

1°)                   BIOPHYTIS INSTITUTE, simplified joint-stock company with a capital of €63,000, SIRET no. 492002225000018, whose registered office is located at 14 avenue de l’Opéra 75001 Paris, represented by its Chairman, Mr Stanislas VEILLET, hereinafter referred to as the “COMPANY”,

ON THE ONE HAND,

And

2°)                   UNIVERSITE PIERRE ET MARIE CURIE (Paris 6),  scientific, cultural and professional public institution, SIRET No.: 19751722000012 — APE code: 803Z, located 4 place Jussieu - 75252 PARIS Cedex 05, represented by its Chairman, Mr Jean-Charles POMEROL, hereinafter referred to as “UPMC”,

And

3°)                   The CENTRE NATIONAL DE LA RECHERCHE SCIENTIFIQUE, scientific and technological public institution, whose registered office is at 3, rue Michel-Ange, 75794 PARIS Cedex 16, whose European VAT number is FR40180089013 , SIRET number 180089013 03720, APE code 7219Z, represented by its Managing Director, Mr Arnold MIGUS, hereinafter referred to as “CNRS”.

The CNRS and TUPMC acting in their own name and on behalf of the Laboratory entitled “Protein: structural and functional biochemistry” FRE 2852, hereinafter called the “LABORATORY”.

FURTHERMORE

The UPMC and the CNRS are hereinafter referred to jointly as the “ESTABLISHMENTS”.

The UPMC, the CNRS and the COMPANY are hereinafter jointly referred to as “PARTIES” and individually as “PARTY”.

CONFIDENTIAL

IT IS RECALLED THAT:

In the context of research within the LABORATORY, René LAFONT, UPMC agent and Mr Stanislas VEILLET of the COMPANY have developed an invention relating to use of phytoecdysteroids in the preparation of a composition for action on metabolic syndrome.

This invention being protected by industrial property, a French patent application under NO. 0759478 was filed as a precaution on 30 November 2007 jointly in the names of both the COMPANY and the UPMC.

Under this agreement, the UPMC and the COMPANY wish to formalise the co-ownership between the PARTIES on the patent application mentioned above as well as its extensions and determining the rights and obligations of each PARTY, particularly in regards to the use of the invention referred to above.

The COMPANY made it known in a letter dated 26 June 2008 sent for the attention of the UPMC, on behalf of the ESTABLISHMENTS, that it wants to qualify for exclusive operation of the PATENTS as defined below, in the area of nutrition and herbal medication. The PARTIES have agreed to define the terms of this exclusive exploitation by separate agreements (hereinafter “LICENSE AGREEMENT”) signed concomitantly with this contract.

THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Preliminary Article - DEFINITIONS

CONFIDENTIAL INFORMATION,  means any confidential information or any protected information not yet published, belonging to PARTIES or one of the PARTIES, relating to the invention protected by PATENTS, or relating to KNOW-HOW, whether its form is written, graphic, verbal, or in any other form.

COSTS OF INDUSTRIAL PROPERTY,  means the costs incurred for- the preparation process, of filing, obtaining, extension, issue and maintenance of the PATENTS, to defend the PATENTS before any Patent Office and in particular for appeal proceedings, interference, opposition, reviews or reissues. The COSTS OF INDUSTRIAL PROPERTY do not include any costs incurred due to infringement procedures.

DOMAIN, means the area of food and phytotherapeutics medicine

EFFECTIVE DATE, refers to the date of filing the French application patent under no. 0759478, i.e., 30 November 2007.

INVENTORS, refers to René LAFONT and Stanislas VEILLET.

KNOW-HOW, means all scientific and technical information, whether they are written, graphs or verbal, regardless of the medium used, developed by the INVENTORS until the EFFECTIVE DATE and necessary for the sole implementation of the PATENTS. A description of the KNOW-HOW is attached in Appendix 1 which forms an integral part of this agreement.

PATENTS  means:

•       The application for a French patent lodged on behalf of the COMPANY and the UPMC, on 30 November 2007 under the number NO. 0759478, entitled “Use of phytoecdysteroids in the preparation of a composition for action on metabolic syndrome”, and quoting as inventors René LAFONT and Stanislas VEILLET,

•        any patent application made abroad or in France on the basis of this request, any continuation, partial continuation, addition, division, patents that are created as a result or any equivalent titles, as well as any patent re-filed, reissued, or reviewed, as well as any Additional Protection Certificates.

SHARE,  refers to the sharing of ownership of the PATENTS of each PARTY, as defined in article 1.1 below.

Words in singular can be understood in plural and vice versa.

Article 1 - PURPOSE AND SCOPE OF THE AGREEMENT

1.1                The UPMC and the COMPANY confer free of charge to the CNRS, which accepts, twenty-five per cent (25%) of ownership rights to the PATENTS and on the attached priority right.

Consequently, the PARTIES agree that they co-own the PATENTS and the attached priority rights as follows:

•                  fifty percent (50%) for the COMPANY,

•                  twenty-five per cent (25%) for the CNRS,

•                  twenty-five per cent (25%) for the UPMC,

and they jointly hold the KNOW-HOW.

1.2                Therefore, the PARTIES wish to officialise the applicable rules to the co-ownership of PATENTS and on the KNOW-HOW held in common as well as the rights and obligations resulting therefrom.

Article 2-TERM

As from when it was last signed by the PARTIES, this contract will take effect retroactively from the EFFECTIVE DATE, and will remain in force, unless terminated earlier, until expiry or discontinuation of the PATENTS.

Article 3 - FILING, EXTENSION, DELIVERY AND CONTINUANCE ENFORCEMENT OF THE PATENTS

3.1                  The PARTIES mutually agree that the COMPANY will be responsible for managing the PATENTS which it co-owns with the ESTABLISHMENTS, both in France and abroad and that it will bear the COSTS OF INDUSTRIAL PROPERTY.

In the event of a failure to pay by the COMPANY of sums due in respect of the COSTS OF INDUSTRIAL PROPERTY, the ESTABLISHMENTS may decide to advance the COSTS OF INDUSTRIAL PROPERTY that are owed by COMPANY. This advance shall constitute a binding debt for the COMPANY in favour of the ESTABLISHMENTS that will then be entitled to make a formal demand for the COMPANY to pay the sums owed and, if necessary, use any procedures they deem useful for the recovery of the receivables.

3.2                  The COMPANY undertakes to consult in writing with the UPMC on behalf of the ESTABLISHMENTS, before commencing any legal action in relation to the procedures or to the choice of countries for any of the PATENTS. The UPMC, on behalf of the ESTABLISHMENTS, must be given a copy of any document relating to such procedures sufficiently in advance to allow it, where applicable, to submit its comments before maturity. It is more notably understood between the PARTIES that the text of any PATENT shall be communicated by the COMPANY to the UPMC for approval before its filing with a Patent Office.

Failure to reply within the thirty (30) days following receipt of the above-mentioned documents by the UPMC will be presumed as acceptance by the ESTABLISHMENT of the COMPANY’S proposition.

The PARTIES agree, subject to the reservations and conditions provided herein, to ensure that the members of their personnel cited as INVENTORS provide the necessary signatures and take steps for which they are responsible as necessary for the lodging as an inventor and, by extension, to the issuing and maintenance of the PATENTS and, more generally, to any procedure of Industrial Property relating to the PATENTS. Furthermore, subject to the reservations and conditions provided herein, the PARTIES agree to provide any signature and all necessary documents to the procedures for the PATENTS referred to above and, more generally, for any procedure of Industrial Property relating to the PATENTS.

3.3                  If one of the PARTIES does not wish to maintain a deed in force, or to pursue a procedure to extend abroad (including international PCT application), of transition in phases that are national/regional, in review, in obtention, or to be delivered or defended by a PATENT’ in one or more countries, they will notify in writing the other PARTIES at least three (3) months before the expiry date of the Industrial Property so that they can, if they wish, continue in their own name, at their own discretion and at their own expense the procedures referred to above in those countries, either in France or abroad. In the event that said PARTIES would like to continue at their own discretion this or these procedure(s), they will acquire, within their rights and free of charge, the full and sole ownership of said PATENT. In this case, this PARTY will no longer benefit from any right of industrial or commercial exploitation on the PATENT and on the KNOW-HOW in the country concerned and will lose all its rights to royalties and other sums from the exploitation of the PATENTS and/or the KNOW-HOW in the countries concerned.

The waiving PARTY undertakes to provide without delay or charge all of the signatures and documents required for the assignment under its SHARE of ownership over the PATENTS and to ensure that its INVENTOR gives all signatures and fulfils any formalities necessary for the intellectual property procedures pursued by the other PARTIES.

Furthermore if one of the PARTIES decides to abandon its rights to the PATENTS in one or more countries given, the COSTS OF INDUSTRIAL PROPERTY paid for those countries by the waiving PARTY prior to its decision to abandon may not under any circumstances be reimbursed. The decision to abandon does not absolve the waiving PARTY from settling their share of the COSTS OF INDUSTRIAL PROPERTY incurred for these countries given until notification of the abandonment. In any country where other PARTIES choose to continue alone the procedures for application, Extensions, certification and maintenance of the PATENTS, the corresponding COSTS OF INDUSTRIAL PROPERTY will be the sole responsibility of said PARTIES.

3.4                  The COMPANY and the ESTABLISHMENTS will personally see to compensation and possible indemnities for their respective INVENTOR.

Article 4 - EXPLOITATION AND USE OF THE PATENTS

4.1                  Use for purposes of research:

The ESTABLISHMENTS are free to use the invention which is the subject of the PATENTS and the KNOW-HOW for research/ exclusively, alone or in conjunction with third parties/subject to the requirement to maintain the confidentiality of CONFIDENTIAL INFORMATION, The ESTABLISHMENTS will maintain this rights of free usage of the PATENTS and the KNOW-HOW, for research purposes, even in cases of disposal or abandonment of their SHARE of ownership over all or part of the PATENTS.

4.2                 Operation in the DOMAIN.

The COMPANY advised by letter dated 26 June 2008 sent to the attention of the UPMC, on behalf of the ESTABLISHMENTS, wants to benefit from the exclusive rights of operation of the PATENTS and the KNOW-HOW in the DOMAIN, that the ESTABLISHMENTS accept provided that the PARTIES agree on the conditions of granting such exclusivity in the context of the LICENSE AGREEMENT.

If no longer able to benefit from exclusive operation granted to the COMPANY in accordance with the first paragraph of this article and in the LICENSE AGREEMENT, it is hereinafter agreed that the PARTIES will then immediately cooperate in order to define in good faith the operating procedures for the PATENTS and the KNOW-HOW in the DOMAIN, in the best interest of the PARTIES.

The COMPANY recognises that the ESTABLISHMENTS may propose to them a third party interested by the use of all or part of the PATENTS and/or the KNOW-HOW in the DOMAIN. The COMPANY will have one (1) month from the notification sent by the ESTABLISHMENTS to refuse to provide the operating license to another third party if the COMPANY can demonstrate in writing that such exploitation is likely to violate its industrial and commercial strategy. After this deadline and without written response from the COMPANY, the agreement of the COMPANY for such exploitation by the third party will be considered as granted. In the event that the COMPANY should be opposed to an operation proposed by the ESTABLISHMENTS, the PARTIES will negotiate a fair compensation for the ESTABLISHMENTS.

The COMPANY also acknowledges, that if no due diligence is made to seriously exploit the PATENTS and the KNOW-HOW upon which it has a right to use, it may not oppose the granting of an operating license of the PATENTS and the KNOW-HOW to a third party proposed by the ESTABLISHMENTS.

Furthermore, it is already understood between the PARTIES that any operation directly or indirectly of all or part of the PATENTS and/or the KNOW-HOW shall give rise to remuneration for the PARTIES and a specific contract defining the operating conditions will be drawn up before being used.

4.3                 Operating outside the DOMAIN :

Outside of the DOMAIN, the PARTIES will cooperate at the written request of one of them to be defined by separate agreement, in good faith and in the best interest of the PARTIES the conditions of industrial and commercial operations of the PATENTS and the KNOW-HOW.

The COMPANY may not oppose an operation proposed by the ESTABLISHMENTS without good reason that should be brought to their attention, without delay and by registered letter with acknowledgement of receipt. In this case, the PARTIES will negotiate a fair compensation for the ESTABLISHMENTS.

4.4                  Securities

4.4.1        Nothing in this agreement shall be interpreted as constituting any expressed or implied guarantee by one of the PARTIES, other than the physical existence of the PATENTS and the KNOW-HOW.

Consequently, potential fluctuations, risks and perils for the fulfilment of the present contract and the licenses and any legal defects contained by one or more of the PATENTS are the sole responsibility of the operating PARTY, its subsidiaries and its licensees. The operating PARTY will notably make it their responsibility to identify and examine, if it deems this necessary, the rights of third parties whose PATENTS and/or KNOW-HOW may depend and assess the scope of those rights of third parties.

4.4.2        The operating PARTY may not make a warranty call on the other PARTIES in the case of loss or damage of any nature that may be caused by the use of PATENTS, the KNOW-HOW and/or products implementing the PATENTS and/or KNOW-HOW, the operating PARTY is liable towards its clients and/or any third party, the implementation of the PATENTS, the KNOW-HOW and the quality and performance of the products it is operating.

The operating PARTY guarantees the other PARTIES and their employees, against any appeal that might be brought against them as a result of damages to persons or property, suffered in connection with the use of the PATENTS and/or the KNOW-HOW and marketing products used by the operating PARTY. The operating PARTY /waives the right to take any action against other PARTIES in the case where these claims, requests, proceedings, shares are made against the operating PARTY and are licensed by a third party.

The operating PARTY agrees to ensure this commitment by its subsidiaries and licensees.

4.4.3        The operating PARTY will ensure that it, it’s subsidiaries and licensees have the necessary insurance to sufficiently cover their accountability in respect of this agreement.

4.4.4        In the event of rejection, cancellation of one or more PATENTS, the dependency of such PATENTS, and/or KNOW-HOW on a previously dominating patent, in the event the products as a result of the use of PATENTS and/or the KNOW-HOW were declared by a final court decision as counterfeit, other PARTIES will not be held accountable for either the restitution of the monies already gained from the operating PARTY, or for the reduction in monies until the date of final court decision, or to pay any compensation due by the operating PARTY, its subsidiaries and/or its licensees as compensation for the damage caused by the rejection, the aforementioned cancellation, dependency or counterfeiting.

4.4.5        The provisions of this article 4.4 shall remain in force notwithstanding the maturation or termination of the contract.

Article 5 -TRANSFER OF SHARE OF PATENTS

5.1                  Each PARTY may transfer at any time its SHARE for all or part of the PATENTS and its rights in regards to the KNOW-HOW. The transferring PARTY must first notify the other PARTIES of its intention to sell such rights, and send the name, the potential transferee’s address and the financial sales conditions. This information is made on a confidential basis, Article 6 detailed below being applicable. Other PARTIES have a pre-emptive right over a period of [****] from receipt of such notice. They will notify, within this period, their decision to the transferring PARTY by registered letter with acknowledgement of receipt.

Other PARTIES may also, refuse the transferee if they can reasonably demonstrate in writing, within [****] from the date of notification, that assignment with such transferee creates a serious quarrel with their articles of association, activities and/or assignments.

Without exercise of the pre-emption right or right to refuse by the other co-owning PARTIES expiry of this period of [****] the transferring PARTY will benefit from an authorization to transfer to a potential third party, under the conditions stipulated in the first notification sent by the transferring PARTY to the other PARTIES.

However, the COMPANY acknowledges that it will  not benefit from any pre-emption right over the ownership of the SHARE of UPMC or of CNRS if the potential transferee is the CNRS, the UPMC or René Lafont.

The terms for the transfer of PATENTS and KNOW-HOW to a third party must not under any circumstances be more favourable than those offered to other PARTIES.

5.2                  In the event of an assignment of a SHARE of all or part of the PATENTS or rights to the KNOW-HOW to a third party, the deed of transfer shall stipulate that the transferee undertakes to assume all the obligations incumbent upon the transferor under this agreement,

5.3                  The transferring PARTY undertakes to provide the other PARTIES all signatures and all the necessary documents for the Intellectual Property proceedings relating to the PATENTS.

In addition to this, the transferring PARTY undertakes to ensure that its personnel members cited as inventors provide the necessary signatures and take steps necessary for the filing and the maintenance of the PATENTS and, more generally, to any Intellectual Property proceedings relating to said PATENTS.

This article 5.3 shall remain in force notwithstanding the expiry or termination of the this agreement

Article 6 - CONFIDENTIALITY

6.1                  Each PARTY agrees to respect and to keep confidential all CONFIDENTIAL INFORMATION received from other PARTIES.

6.2                  The PARTIES undertake to have their staff and any person attached to their service in any capacity whatsoever observe the same commitment, and to make sure that they respect this confidentiality commitment as regards the CONFIDENTIAL INFORMATION.

6.3                  Each PARTY undertakes not to submit an application to claim any other kind of intellectual property including CONFIDENTIAL INFORMATION received from other PARTIES, unless specifically agreed in writing with the PARTIES concerned.

6.4                  The confidentiality commitments between the PARTIES through this agreement do not apply to the use or the disclosure of CONFIDENTIAL INFORMATION for which the receiving PARTY can demonstrate:

a)            that they have been disclosed after prior obtention of written authorisation from the owning PARTY, or that disclosure was conducted by the owning PARTY,

b)            that it was in the public domain at the time of its disclosure or was published or made available to the public, in any manner whatsoever, without action or fault on the part of the recipient PARTY,

c)             that have been received by the receiving PARTY from a third party without any breach of this agreement,

d)            that at the date of its communication by the owner PARTY that provided it, the recipient PARTY was already in possession of this information,

e)             that its disclosure was imposed by the application of a mandatory legal or regulatory provision or by the application of a final court decision or an arbitral award.

The aforementioned exceptions are not cumulative.

6.5                  Notwithstanding the stipulations of the above Article 6.1, the PARTIES agree that any disclosure to third parties of any CONFIDENTIAL INFORMATION that is key to the development of the PATENTS or the KNOW-HOW cannot be refused. However, such disclosure must be preceded by the signing of a confidentiality agreement whose terms and conditions will at least be similar to those in this article.

6.6                  This article shall remain in force notwithstanding the expiry or termination of this agreement.

Article 7 - INFRINGEMENT — VALIDITY OF PATENTS

7.1                  In the event of a declaration of invalidity, or infringement of the PATENTS by a third party, the PARTIES will mutually provide all the elements in their possession needed to assess the nature and extent of these and shall consult to determine a mutual agreement of the strategy to be maintained.

In a case where consensus could not be achieved, each PARTY may exercise alone and at its own expense the actions that it deems appropriate, it being understood that, in this case, compensation resulting from said shares allocated by the deliberating court are fully and irrevocably the property of the acting PARTY.

The PARTIES agree to provide all documents, powers or information that is necessary for the acting PARTIES aforementioned prosecution for the above actions.

7.2                  Pursuant to the provisions of Article 4.4 above, each PARTY acknowledges that it is their sole responsibility to identify and examine, if it deems this necessary, the rights of third parties when exploitation by said PARTY of the PATENTS and/or the KNOW-HOW could be dependent on said third party rights.

Consequently, the PARTIES agree that in the event of indictments being made by a third party, the acting PARTIES currently in question will take sole ownership of the costs of their own defence. The PARTIES in question will be personally liable  for the potential sanctions pronounced against it by the courts, notwithstanding any solidarity that could be expressed towards them.

In particular, the COMPANY acknowledges that, for any operation where they will directly or indirectly apply the PATENTS and/or the KNOW-HOW, where legal proceedings for infringement are exercised against the COMPANY, the COMPANY will exonerate the ESTABLISHMENTS. In accordance with Article 4.4, the COMPANY undertakes not to call the ESTABLISHMENTS and/or its INVENTORS into guarantee for any reason whatsoever.

Where legal proceedings for infringement are exercised against the COMPANY or against its licensees and/or subsidiaries, it will immediately notify the ESTABLISHMENTS. No compensation, no reimbursement of monies paid, or reductions of the outstanding receivables at the time of the court’s decision may be claimed off the ESTABLISHMENTS

The COMPANY undertakes to have its subsidiaries and licensees undertake the same commitments.

7.3                  Each PARTY renounces the right to pursue the other PARTIES in regard to the consequences on the validity of PATENTS due to a share as a claimant or defendant conducted by the latter.

7.4                  Articles 7.2, and 7.3 of this agreement shall remain in full force and effect notwithstanding expiry or termination of this agreement.

Article 8 — TERMINATION

The contract will automatically be terminated in the event that one of the PARTIES becomes sole owner of all the PATENTS.

The provisions provided for in articles 3.4, 4.1, 4.4, 5.3, 6, 7.2, 7.3, 10, 11, 12, 13, 14, 15 and 17 shall remain in force notwithstanding the expiry or termination of this agreement.

In the event of termination, the PARTIES which are no longer owners undertake, in accordance with Article 3.3, not to operate and to not allow direct or indirect exploitation of the PATENTS and/or the KNOW-HOW until they expire.

Article 9- TRANSFER OF THE AGREEMENT

This agreement is personal, non-transferable, subject to the provisions of article 5 above.

Article 10 - NAMES OF THE PARTIES

10.1           The COMPANY undertakes not to use either in writing or verbally the name, the trade name, the brand or other designation or distinctive sign belonging to the UPMC or to the CNRS, or any of their agents, including in a shortened or imitated format, within the scope of operating and/or any promotional activity and this, regardless of the mediums used (advertising, posters, video..), without having obtained prior, written approval from the relevant PARTY.

Pursuant to the above, any operation of the PATENTS and/or the KNOW- HOW by the COMPANY will be conducted under its own brand or under the trademarks for which it will need to be regularly licensed.

However, solely for information purposes information on the origin of the PATENTS and KNOW-HOW, the reference “Technologie Biophytis”! UPMC/CNRS” may appear on any advertising, technical or explanatory notice relating to products operated by the COMPANY and its licensees. The COMPANY will ensure that this statement, by its form and the context in which it is placed, cannot be interpreted as a warranty given by the ESTABLISHMENTS for the products operated.

The COMPANY may, whenever required by the law of a country, affix or have affixed on the products the reference “Technologie Biophytis/UPMC/CNRS” branding, or any other equivalent notice approved in advance and in writing by the ESTABLISHMENTS.

10.2           Any declaration or public communication relating to the execution of this agreement and the statement, in this context exclusively, in the name of the PARTIES or one of their agents or employees may be made freely. On the other hand, any declaration or public communication relating to its contents will be made only upon the written agreement of all the PARTIES.

10.3           The provisions specified in sub-clause 10.1. do not forbid one of the PARTIES from referring to other PARTIES in any documentation established for the needs of any administrative, regulatory or judicial procedure, or for information by the ESTABLISHMENTS of third parties involved in the PATENTS, for example organizations such as the OSEO who assist with technology transfer.

10.4           The COMPANY may affix or have affixed on the products it sells the number of PATENTS whenever required by the laws of a country.

10.5           The COMPANY will ensure that its subsidiaries and its licensees are bound by the same obligations in regard to the ESTABLISHMENTS as those set forth in article 10. The provisions of article 10 shall remain in force notwithstanding the expiry or termination of this agreement.

Article 11 - WAIVER

The fact that one of the PARTIES does not invoke a breach by another PARTY of any obligations set forth in this agreement shall be construed in the future as constituting a waiver by the initial PARTY in question.

Article 12- APPLICABLE LAW - DISPUTES

12.1           This agreement is governed by French laws and regulations.

12.2           In cases of difficulty on the existence, interpretation or execution of this agreement, the PARTIES endeavour to resolve their differences amicably.

12.3           The occurrence of a dispute will be materialised by sending a registered letter with acknowledgement of receipt, by one of the PARTIES to the other PARTIES, outlining the reasons for the dispute. In the event of a persistent disagreement, the dispute shall be brought by the most diligent PARTY before competent French courts.

12.4           This article will remain in force notwithstanding the expiry or termination of this agreement.

Article 13 - ENTIRE AGREEMENT

This agreement sets out all the obligations of the PARTIES relating to the co-ownership of the PATENTS and the KNOW-HOW and can only be modified by a written agreement between the PARTIES signed by the representatives of the PARTIES duly authorised for this purpose. None of the general or specific conditions contained in the documents sent or delivered by the PARTIES may be integrated into this agreement.

Article 14 INVALIDITY OF A CLAUSE

If one or more stipulations of this contract are considered invalid or declared as such under any law, regulation - and in particular, European Union law - or following the final ruling of competent jurisdiction, the other stipulations shall retain their full pertinence and scope, and the PARTIES will proceed without delay with the required modifications in accordance with, to the fullest extent possible, the agreement existing at the time of signature of this contract.

Article 15 -TITLES

In the event of difficulties of interpretation between any titles at the heading of clauses and any of the clauses, the titles will be declared non-existent.

Article 16 - REGISTRATION ON THE NATIONAL PATENTS REGISTER

The COMPANY will register, at its expense, this agreement in the National Patents Register, held by the National Institute of Industrial Property, and the national patent registers required by the national offices of Industrial Property concerned by the PATENTS.

Article 17 — ENHANCEMENTS

Unless is agreed otherwise in writing by the PARTIES, the existence of this agreement shall in no case be construed as conferring, implicitly or expressly, any rights, particularly for ownership and/or use of the improvements made by each of the PARTIES to the PATENTS and/or the KNOW-HOW, each PARTY will retain ownership of its own enhancements..

Article 18-NOTICES

18.1           Any notice required under this agreement shall be carried out by registered letter with acknowledgement of receipt, to the PARTY concerned at the following address:

For the COMPANY:

Biophytis

14 avenue de l’Opéra

75001 Paris

For the ESTABLISHMENTS:

Université Pierre et Marie Curie

DRITT-SAIC

Réf:X07026

4 Place Jussieu

75252 Paris codex 05

Any notice shall be deemed to have been given  on the day it was actually received by the addressee, unless the date of receipt is a holiday or a period of closure of the relevant department in which case, it shall be deemed to have been received on the following working day.

18.2           Any change of address must be provided in writing to the other PARTIES, by registered letter with acknowledgement of receipt or any other equivalent notification procedure.

18.3           Each Party undertakes to sign, ratify and authenticate all documents required for the complete performance of this agreement.

Drawn up in three (4) original copies in French, one (1) for each of the PARTIES and one (1) of which is for registration to the F INPI. .

Signed at Paris, on 9 JULY 2008

/s/ Stanislas Veillet
Mr Stanislas VEILLET
Chairman of the Biophytis institution

Signed in Paris, on the 08 JULY. 2008	Signed in Paris, 10 JULY. 2008

March J.LEDOUX

/s/ Arnold Migus	/s/ Jean-Charles Pomerol
Mr Arnold MIGUS	Mr Jean-Charles POMEROL
Chief Executive Officer of the CNRS	Chairman of the UPMC

Annex 1:

Description of the KNOW-HOW

1)            All data, that is not published, obtained by the INVENTORS, from animal models with metabolic syndromes, on the effect of the 20 hydroxyecdysone regarding the revolution of body fat.

2)            Development and clarification of the extraction and enhancement procedures for the extraction of quinoa in phytoecdysteroids.